UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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HEARTLAND EXPRESS, INC.
(Name of Registrant as Specified in its Charter)

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HEARTLAND EXPRESS, INC.
901 North Kansas Avenue
North Liberty, Iowa 52317

NOTICE AND PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 11, 2017

Dear Fellow Stockholders:

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Heartland Express, Inc., a Nevada corporation ("Heartland Express," the "Company," "we," "us" or "our"), will be held at Hills Bank and Trust Company, 590 West Forevergreen Road (at the intersection of Forevergreen Road and Highway 965), North Liberty, Iowa, 52317, at 8:00 a.m. Central Daylight Time, on Thursday, May 11, 2017, for the following purposes:

1.	To consider and act upon a proposal to elect six (6) directors of the Company.
2.	Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017.
3.	To conduct an advisory, non-binding vote on the Company's executive compensation.
4.	To conduct an advisory, non-binding vote on the frequency of future advisory votes on named executive officer compensation.
5.	To consider and act upon a proposal submitted by a stockholder regarding majority voting for the election of directors.
6.	To consider and act upon such other matters as may properly come before the Annual Meeting and any adjournment thereof.

The foregoing matters are more fully described in the accompanying Proxy Statement.

The Board of Directors has fixed the close of business on March 13, 2017, as the record date for the determination of stockholders entitled to receive notice of, to attend, and to vote at the Annual Meeting or any adjournment thereof. Shares of common stock may be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. You may also vote on the Internet by completing the electronic voting instruction form found at www.proxyvote.com or by telephone using a touch-tone telephone and calling 1-800-690-6903. Returning your proxy now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so. The prompt return of your proxy may save the Company additional expenses of solicitation.

To obtain directions to the Annual Meeting, please call Christopher A. Strain at (319) 626-3600.

By Order of the Board of Directors,
/s/ Michael J. Gerdin
Michael J. Gerdin
Chairman of the Board
North Liberty, Iowa 52317
March 31, 2017

PROXY STATEMENT

HEARTLAND EXPRESS, INC.
901 North Kansas Avenue
North Liberty, Iowa 52317

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 11, 2017

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies from the stockholders of Heartland Express to be voted at the Annual Meeting, which will be held at Hills Bank and Trust Company, 590 West Forevergreen (at the intersection of Forevergreen Road and Highway 965), North Liberty, Iowa 52317, on Thursday, May 11, 2017, at 8:00 a.m. Central Daylight Time, and any adjournment thereof. THE ENCLOSED PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS. All costs of the solicitation will be borne by the Company. The approximate date of mailing this Proxy Statement and the enclosed form of proxy is March 31, 2017.
We are using the U.S. Securities and Exchange Commission’s ("SEC") Notice and Access model ("Notice and Access") that allows us to deliver proxy materials via the Internet. We believe Notice and Access provides stockholders with a convenient method to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. A Notice of Availability of Proxy Materials (the "Notice") was first mailed on or about March 31, 2017, to stockholders of record at the close of business on March 13, 2017 (the "Record Date"). The Internet Notice will instruct you as to how you may access and review the proxy materials. The Proxy Statement, the proxy card, and our Annual Report for the year ended December 31, 2016 ("Annual Report") are first being made available to stockholders on or about March 31, 2017.
How to Read this Proxy Statement
This Proxy Statement contains the proposals to be considered by stockholders at the Annual Meeting, as well as important information concerning, among other things: our management and our Board of Directors; executive compensation; transactions between us and our officers, directors, and affiliates; the stock ownership of management and other large stockholders; the services provided to us by and fees of our independent registered public accounting firm; and instructions for stockholders who want to make proposals at the 2018 Annual Meeting. Each stockholder should read this information before completing and returning the enclosed proxy card.

PROXY STATEMENT
Why am I receiving this proxy statement?
The Company's Board of Directors (the "Board") has made available to you the Notice of Annual Meeting, this Proxy Statement, our Annual Report, proxy card, and voter instruction card (collectively, "Proxy Solicitation Materials") either on the Internet or by mail in connection with the Annual Meeting. The Company will bear all costs associated with this proxy solicitation. You are receiving this Proxy Statement because you owned shares of Heartland Express common stock at the close of business on the Record Date, and that entitles you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting. This Proxy Statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.
What is Notice and Access and why did Heartland Express elect to use it?
We make the Proxy Solicitation Materials available to stockholders electronically via the Internet under the Notice and Access regulations of the SEC.
Most of our stockholders have received the Notice in lieu of receiving a full set of Proxy Solicitation Materials in the mail. The Notice includes information on how to access and review the Proxy Solicitation Materials, and how to vote, via the Internet. We believe this method of delivery will decrease costs, expedite distribution of Proxy Solicitation Materials to you, and reduce our environmental impact.
Stockholders who received the Notice but would like to receive a printed copy of the Proxy Solicitation Materials in the mail should follow the instructions in the Notice for requesting such materials.

What will I be voting on?

•	Election of directors

•	Ratification of the independent registered public accounting firm for 2017

•	An advisory, non binding vote, on the Company's executive compensation

•	An advisory, non binding vote, on the frequency of future advisory votes on named executive officer compensation

•	Stockholder proposal regarding majority voting for election of Directors

How do I vote?
You can vote either in person at the Annual Meeting or by proxy without attending the meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your prior proxy will not be counted.
To vote your shares, follow the instructions in the Notice, voting instruction form, or the enclosed proxy card. Telephone and Internet voting is available to all registered and most beneficial holders.
Stockholders voting by proxy may use one of the following three options:

•	fill out the enclosed voter instruction form or proxy card, sign it, and mail it in the enclosed postage-paid envelope;

•	vote by Internet (if available, instructions are on the voter instruction form, proxy card, or Notice); or

•	vote by telephone (if available, instructions are on the voter instruction form, proxy card, or Notice).
If you hold your shares in "street name," please refer to the information forwarded by your bank, broker, or other holder of record to see the options available to you.
The telephone and Internet voting facilities for stockholders will close at 11:59 p.m. Eastern Daylight Time on May 10, 2017. If you vote over the Internet, you may incur costs, such as telephone and Internet access charges, for which you will be responsible. The telephone and Internet voting procedures are designed to authenticate stockholders and to allow you to confirm that your instructions have been properly recorded.
Can I change my proxy vote?
Yes. At any time before your shares are voted by proxy, you may change your vote by:

•	revoking it by written notice to Chris Strain, our Secretary, at the address on the cover of this Proxy Statement;

•	delivering a later-dated proxy (including a telephone or Internet vote); or

•	voting in person at the meeting.
If you hold your shares in "street name," please refer to the information forwarded by your bank, broker, or other holder of record for procedures on revoking or changing your proxy.
How many votes do I have?
You will have one vote for each share of Heartland Express common stock that you owned at the close of business on March 13, 2017.
How many shares are entitled to vote?
There were 83,292,292 shares of Heartland Express common stock outstanding and 44,584 shares granted, not vested, under the Heartland Express, Inc. 2011 Restricted Stock Award Plan as of the Record Date that are entitled to vote at the meeting. Each share is entitled to one vote. The Company has no other class of stock outstanding. There is no cumulative voting.
How many votes must be present to hold the meeting?
In order to transact business at the Annual Meeting, a quorum must be present. A quorum is present if forty percent (40%) of the issued and outstanding shares of Common Stock as of the Record Date are represented at the Annual Meeting in person or by proxy. Shares that are entitled to vote but that are not voted at the direction of the holder (called "abstentions") and shares that are not voted by a broker or other record holder due to the absence of instructions from the beneficial owner (called "broker non-votes") will be counted for the purpose of determining whether a quorum is present.
How many votes are needed for the proposals to pass and how are votes tabulated?
The election of directors (Proposal 1) requires an affirmative vote of a plurality of the votes cast, which means that with respect to Proposal 1, the six director nominees receiving the highest number of votes for their election will be elected. The ratification of our independent registered public accounting firm for 2017 (Proposal 2), the vote on executive compensation (Proposal 3), the vote on the frequency of future advisory votes on named executive officer compensation (Proposal 4), and a change from plurality voting to majority voting for the election of Directors (Proposal 5), including to initiate a process to amend the Company's articles of incorporation and/or Amended and Restated Bylaws of the Company (the “Bylaws”) in connection therewith, will require the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. If no direction is specified by the stockholder, the proxy will be voted "For" Proposals 1, 2, 3, and 4 and "Against" Proposal 5 specified in this Proxy Statement, and at the discretion of the proxy holders, upon such other matters as may properly come before the meeting or any adjournment thereof. Proxies marked "Abstain" and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting. With respect to the votes on executive compensation (Proposal 3) and the frequency of future advisory votes on named executive officer compensation (Proposal 4), these votes are non-binding on the Board. Although non-binding, the Board will review and consider the voting results when evaluating our executive compensation program and determining whether to hold the advisory vote on executive compensation every year, every two years, or every three years.
A vote to "abstain" on the election of directors will have no effect on the outcome. A vote to "abstain" on the other proposals will also have no effect on the outcome.
If you vote "abstain," your shares will be counted as present for purposes of determining whether enough votes are present to hold the Annual Meeting.
Votes cast at the Annual Meeting will be tabulated by the Inspector of Elections and the results of all items voted upon will be announced at the Annual Meeting.
What if I don't return my proxy card and don't attend the Annual Meeting?
If you are a holder of record (that is, your shares are registered in your own name with our transfer agent) and you do not vote your shares, your shares will not be voted.
If you hold your shares in "street name," and you do not give your bank, broker, or other holder of record specific voting instructions for your shares, your record holder can vote your shares on the ratification of the independent registered public accounting firm. However, your record holder cannot vote your shares without your specific instructions on the election of directors, a change from plurality voting to majority voting, and the advisory approval of executive compensation or frequency of advisory vote on executive compensation.
For the proposals on which a broker cannot vote without your instruction, if you do not provide voting instructions to your broker, the votes will be considered "broker non-votes" and will not be counted in determining the outcome of the vote. "Broker non-votes" will be counted as present for purposes of determining whether enough votes are present to hold the Annual Meeting.
What happens if a nominee for director declines or is unable to accept election?
If you vote by proxy, and if unforeseen circumstances make it necessary for the Board to substitute another person for a nominee, we will vote your shares for that other person.

ANNUAL REPORT
Will I receive a copy of the Heartland Express Annual Report?
The information included in this Proxy Statement should be reviewed in conjunction with the Consolidated Financial Statements, Notes to Consolidated Financial Statements, Reports of our Independent Registered Public Accounting Firm, and other information included in our 2016 Annual Report to Stockholders that was made available on or about March 31, 2017, together with the Notice, to all stockholders of record as of the Record Date. A copy of our 2016 Annual Report is available free of charge on the "Investors" section of our corporate website at www.heartlandexpress.com. The information on our corporate website is not, and shall not be deemed to be, a part of this Proxy Statement nor, by reference or otherwise, incorporated into any other filings we make with the SEC. Except to the extent it is incorporated by specific reference, our 2016 Annual Report is not incorporated into this Proxy Statement and is not considered to be part of the Proxy Solicitation Materials.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect six (6) directors to serve on the Board until the 2018 Annual Meeting or until their successors are duly elected and qualified. Upon the recommendation of the Nominating Committee of the Board, our Board has nominated for election as directors the following six individuals, each of whom is presently serving as a director: Michael J. Gerdin, Dr. Benjamin J. Allen, James G. Pratt, Dr. Tahira K. Hira, Larry J. Gordon and Brenda S. Neville. In the absence of contrary instructions, each proxy will be voted for the election of each of the below listed directors.

Information Concerning Directors

Information concerning the names, ages, positions with the Company, tenure as a director, and business experience of the Company's nominees for directors is set forth below.

NAME	AGE	POSITION	DIRECTOR SINCE
Michael J. Gerdin	47	Chairman of the Board, Chief Executive Officer, President and Director	1996
Dr. Benjamin J. Allen	70	Director	1995
James G. Pratt	68	Director	2006
Dr. Tahira K. Hira	73	Director	2011
Larry J. Gordon	73	Director	2013
Brenda S. Neville	54	Director	2017

Michael J. Gerdin has served as Chief Executive Officer and Chairman of the Board since September 2011. He was appointed President in 2006. Mr. Gerdin served as the Company's Vice President of Regional Operations from 2001 until 2006. From 1998 to 2001, he was President of A & M Express, Inc., a wholly-owned subsidiary of the Company. From 1983 until 1998, Mr. Gerdin held a variety of positions within the Company, including positions in the operations, sales, safety, maintenance and driver recruiting departments. In addition, Mr. Gerdin also serves on the Board of Directors and the Executive Steering Committee of the Iowa Motor Truck Association, an educational and advocacy group for the trucking industry. Mr. Gerdin has served as a director of West Bancorporation and West Bank, a wholly owned subsidiary of West Bancorporation, Inc., since April 2013. Mr. Gerdin also serves on the Iowa State University College of Business Dean's Advisory Council. The selection of Mr. Gerdin was based upon, among other things, his 33 years of industry experience and expertise, in addition to his exemplary leadership in all roles in which he has served as an employee and director of the Company.

Dr. Benjamin J. Allen has served as a director since 1995 and is Chairman of the Compensation Committee and a member of the Audit and Nominating Committees. Dr. Allen served as the President of the University of Northern Iowa (a public university) from 2006 to June 2013. Dr. Allen was the Vice President for Academic Affairs and Provost at Iowa State University in Ames, Iowa, also a public university, from 2002 through 2006. He also served as a Distinguished Professor in Business at Iowa State University, a position to which he was originally appointed in 1988. In addition, Dr. Allen served as Dean of the College of Business at Iowa State University from 1994 to 2001 and as the Interim Vice President for External Affairs of Iowa State University in 2001 and 2002. He earned his B.S. degree in business economics at Indiana University and his Ph.D. degree in economics at the University of Illinois. He taught and conducted research in the area of transportation economics and management for more than 25 years. He has gained a thorough understanding of the Company and the industry in his role as a director for the past 22 years. His experiences in leadership positions at two of Iowa's major universities are highly valuable in the performance of his duties on board committees.

James G. Pratt has served as a director since 2006 and is Chairman of the Audit Committee and is a member of the Compensation and Nominating Committees.  Mr. Pratt retired in 2012 after 30 years of employment with Hills Bank and Trust Company, a bank providing consumer and commercial services, with several branches in Iowa, and Hills Bancorporation, the holding company for Hills Bank and Trust Company. Prior to his retirement, Mr. Pratt served as the Senior Vice President and Chief Financial Officer of Hills Bank and Trust Company in Hills, Iowa, positions he held since 1986.  In addition, he served as the Treasurer of Hills Bancorporation, an SEC reporting one-bank holding company with over $2 billion in assets, since 1983, and Secretary of Hills Bancorporation since 2004.  Mr. Pratt is an inactive holder of the certified public accountant certification.  Before joining Hills Bank and Trust Company in 1982 he was employed by Ernst & Ernst, now Ernst & Young (a professional services company), and McGladrey & Pullen, now RSM (an accounting and consulting firm).  Mr. Pratt brings to our Board extensive knowledge of finance, as well as significant experience in the oversight of the operations of a successful and disciplined banking enterprise.  He makes a highly valuable contribution to the oversight of risk management and financial matters. Mr. Pratt has made significant contributions to the Audit Committee in his leadership role as its Chair.

Dr. Tahira K. Hira has served as a director since 2011 and is Chairperson of the Nominating Committee and is a member of the Audit and Compensation Committees. Dr. Hira is currently serving Iowa State University as Professor Emerita, providing consulting in the areas of financial education and research. Dr. Hira retired as Senior Policy Advisor to the President of Iowa State University in 2014. Dr. Hira was the Executive Assistant to the President of Iowa State University from 2000 through 2011. Dr. Hira is internationally known as a leader in the field of Personal Finance and Consumer Economics. Dr. Hira served as the Associate Vice Provost for the Iowa State University Extension and Outreach program, and has taught and conducted research in family financial management, investing, consumer credit, gambling and consumer bankruptcy in the United States and abroad. Dr. Hira received B.A. and M.A. degrees in Economics from Punjab University, Pakistan, and an M.S. in Agricultural Economics in 1973, and a Ph.D. in 1976 in Family and Consumer Economics from the University of Missouri-Columbia. Dr. Hira was employed by Iowa State University from 1980 until her retirement in 2014. Dr. Hira's qualifications to serve on our Board include her extensive professional experience in the fields of financial literacy, consumer bankruptcy, investment behavior, financial planning, and economics. In addition, Dr. Hira has served on numerous national committees and boards in her field of personal finance and consumer economics including membership to President George W. Bush's Advisory Council on Financial Literacy, and chair of NYSE's Advisory Committee on Financial Literacy.

Larry J. Gordon has served as a director since November 2013. Mr. Gordon is the owner and Chief Executive Officer of Gordon Truck Centers, Inc. (formerly known as Valley Freightliner, Inc.), a commercial tractor dealership ("Gordon Truck Centers"). In addition, Mr. Gordon was an owner and Chief Executive Officer of Gordon Trucking, Inc. ("GTI"), a truckload carrier headquartered near Seattle, Washington, from 1980 through November 11, 2013, upon the acquisition of all of the outstanding stock of GTI by the Company. The selection of Mr. Gordon to serve as a director was based upon, among other things, his many years of industry experience and expertise, in addition to his displayed exemplary leadership in all roles in which he has served as an employee and director of GTI.

Brenda S. Neville has served as a director since January 2017. Ms. Neville is the President and Chief Executive Officer of the Iowa Motor Truck Association (IMTA). Prior to being named President of IMTA in 2008, Ms. Neville was named Vice President and retained the position for 12 years. In the 30 years that Ms. Neville has been with IMTA she has been a strong advocate for Iowa's trucking industry both on the state and national level, as well as providing assistance and expertise in public policy development and trucking industry specific research. IMTA is a statewide trade association that is headquartered in Des Moines, Iowa and represents approximately 700 member companies, as well as a number of different divisions that are affiliated with the trucking, towing and transportation industry. Ms. Neville is a current board member of Trucking Association Executive Council (TAEC)/Federation of the American Trucking Associations (ATA), advisory member for Iowa Freight Management Council and a committee member on the ATA Technology & Engineering Policy, ATA Automated Trucking Policy, and ATA Image & Communications. Ms. Neville is a 1985 graduate of University of Northern Iowa with a B.S. in Business/Marketing. Ms. Neville also holds a Certification in Institutes of Organizational Management (IOM) from University of Oklahoma/US Chamber of Commerce and a Certification in Association Management (CAE) both of which she obtained in 1993. Ms. Neville's qualifications to serve on our Board include her extensive background as an advocate for the trucking industry both at a state and national level, as well as her experience in the oversight of the operations of a non profit trade association promoting the success of the trucking industry.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES FOR DIRECTOR PRESENTED IN PROPOSAL 1.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Meetings and Director Compensation

The Board's meetings are regularly scheduled. The Board held a total of four regularly scheduled meetings during the last fiscal year. Each of the directors attended 75% or more of the regular meetings of the Board and the meetings held by all of the committees of the Board of which each such director is a member. The Company has no formal policy regarding attendance by its directors at annual meetings of stockholders. There were five directors present at the 2016 Annual Meeting.

Independent Directors

Of the six members currently serving on the Board, the Board has determined that Dr. Benjamin J. Allen, James G. Pratt, Dr. Tahira K. Hira, and Brenda S. Neville are "independent directors" as defined in the applicable NASDAQ Stock Market ("NASDAQ") listing standards and also meet the additional independence standards and other requirements for audit committee membership set forth by NASDAQ and SEC rules. Lawrence D. Crouse, was an "independent director" during 2016 and retired in January 2017.

The Board uses the independence standards set forth in the NASDAQ rule 5605(a)(2) and Rule 10A-3(b)(1) under the Exchange Act for determining whether a director is independent. In determining that Mr. Crouse was independent, the Board considered that Mr. Crouse's son is an employee of the Company. The Board determined that the employment of Mr. Crouse's son by the Company did not impair Mr. Crouse's independence and that this arrangement did not interfere with Mr. Crouse's exercise of independent judgment in carrying out his responsibilities as a director.

Board Leadership Structure

Mr. Michael J. Gerdin serves as the Company’s Chief Executive Officer and Chairman of the Board. Mr. Gerdin is the direct link between senior management and the Board and provides critical insight and perception to the Board, as well as feedback to senior management, based on his substantial experience in the industry. Mr. Gerdin is involved in the day-to-day operations of the Company and has provided consistent leadership of the Company’s key strategic objectives in his past and current positions. Historically, the Board has believed that given the size of the Company, the combination of the Chief Executive Officer and Chairman of the Board positions was the most appropriate and suitable structure for proper and efficient Board functioning and communication. Given Mr. Gerdin's history with the Company, involvement with the Board, industry knowledge, and involvement with the day-to-day operations, the Board continues to believe the current combination of roles described above continues to be the most suitable and most efficient structure for the Company.

The Board has not formally appointed a lead independent director to preside over meetings of the Board. As the independent directors meet, a director is appointed to preside over those meetings at the time of the respective meeting.

Risk Oversight

The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from the Company’s independent registered public accounting firm. The Board is focused on the Company's corporate governance practices and values independent board oversight as an essential component of strong corporate performance to enhance stockholder value. All of the members of the Board's Audit, Compensation, and Nominating Committees are independent directors. The Company will continue to re-examine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet the Company's needs.

As required by SEC rules, the Company has assessed the risks that could arise from its compensation policies for all employees, including employees who are not officers, and has concluded that such policies are not reasonably likely to have a materially adverse effect on the Company.

Committees of the Board and Other Corporate Governance Matters

The Board has a standing Audit Committee, Compensation Committee, and Nominating Committee. All three committees are composed entirely of independent directors.

Audit Committee. The Audit Committee presently consists of James G. Pratt (Chairman), Dr. Benjamin J. Allen, and Dr. Tahira K. Hira, all of whom satisfy the independence and audit committee membership criteria of NASDAQ. The Board has determined that James G. Pratt qualifies as an "audit committee financial expert," as defined by the SEC and NASDAQ rules. The Audit Committee's primary duties include maintaining communication between the Board, the Company's independent registered public accounting firm and the Company's executive officers and accounting personnel with respect to the Company's financial affairs in general, including financial statements and audits, the adequacy and effectiveness of the internal accounting controls and systems and the retention and termination of the independent registered public accounting firm. The Audit Committee also reviews quarterly financial and operating results of the Company, through meetings and conference calls, with the Company's management, the Company's independent registered public accounting firm, and, when appropriate, the securities counsel for the Company. The Board has adopted a charter for the Audit Committee, which sets forth the purpose and responsibilities of the Audit Committee in greater detail. A copy of the charter is available on the "Investors" section of the Company's website at www.heartlandexpress.com. The Audit Committee met six times during fiscal year 2016. The Audit Committee or Audit Committee Chairman also met with our independent registered public accounting firm twice during 2016 without management present. Lawrence D. Crouse, was a member of the Audit Committee during 2016 and retired in January 2017. Mr. Crouse satisfied the independence and audit committee membership criteria of NASDAQ.

Compensation Committee. The Compensation Committee presently consists of Dr. Benjamin J. Allen (Chairman), James G. Pratt, Dr. Tahira K. Hira, and Brenda S. Neville, all of whom satisfy the independence criteria of NASDAQ. Ms. Brenda S. Neville joined the Compensation Committee as an independent director in January 2017. In determining the independence of our Compensation Committee members, the Board considered several relevant factors, including but not limited to each director's source of compensation and affiliations. Specifically, each member of the Executive Compensation Committee (i) is independent under NASDAQ Rule 5605(a)(2), (ii) meets the criteria set forth in Rule 10C-1(b)(1) under the Exchange Act, (iii) did not directly or indirectly accept any consulting, advisory, or other compensatory fee from the Company, and (iv) as determined by our Board, is not affiliated with the Company, any Company subsidiary or any affiliate of a Company subsidiary, and does not have any other relationship which would impair each respective member's judgment as a member of the Compensation Committee. In 2016, none of our Compensation Committee members had any business or personal relationship with any compensation consultant, legal consultant, or other advisor that was selected by or provided advice to the Compensation Committee.

The primary responsibilities of the Compensation Committee are to review the compensation policies of the Company and to periodically make salary recommendations to the Board for all elected named executive officers. The Board has adopted a charter for the Compensation Committee, which sets forth the purpose and responsibilities of the Compensation Committee in greater detail. The Compensation Committee reviews and reassesses the adequacy of its charter on an annual basis and recommends changes to the Board when appropriate. A copy of the charter is available on the "Investors" section of the Company's website at www.heartlandexpress.com. The Compensation Committee met four times during fiscal year 2016. A description of the functions of the Compensation Committee is included in "Compensation Discussion and Analysis - Overview."

Nominating Committee. The Nominating Committee presently consists of Dr. Tahira K. Hira (Chairperson), James G. Pratt, Dr. Benjamin J. Allen, and Brenda S. Neville, all of whom satisfy the independence criteria of NASDAQ. Ms. Brenda S. Neville joined the Nominating Committee as an independent director in January 2017. The primary responsibilities of the Nominating Committee are to identify and recommend to the Board for nomination individuals qualified to serve as directors. The Nominating Committee will consider recommendations from many sources, including stockholders, regarding possible director candidates. Guidelines regarding the qualifications of candidates for directors, including stockholder proposed candidates, insofar as they apply to non-employees, generally favor individuals who have managed relatively large, complex business, educational, or other organizations or who, in a professional or business capacity, are accustomed to dealing with complex business or financial problems. In addition to these guidelines, the Committee will also evaluate whether the candidate's skills are complementary to the existing Board members' skills, and the Board's needs for operational, management, financial, and other expertise. With regard to specific qualities and skills, the Nominating Committee believes it is necessary that: (i) at least a majority of the members of the Board of Directors qualify as independent under NASDAQ rules; (ii) at least three members of the Board of Directors satisfy the additional independence and other requirements for audit committee membership; and (iii) at least one member of the Board eligible to serve on the Audit Committee has sufficient knowledge, experience, and training concerning accounting and financial matters so as to qualify as an “audit committee financial expert” within the meaning of applicable SEC and NASDAQ rules. The Nominating Committee met two times during fiscal year 2016. Lawrence D. Crouse, was a member of the Nominating Committee during 2016 and retired in January 2017. Mr. Crouse satisfied the independence and audit committee membership criteria of NASDAQ.

The Board has adopted a charter for the Nominating Committee, which sets forth the purpose and responsibilities of the Nominating Committee in greater detail. A copy of the charter is available on the "Investors" section of the Company's website at www.heartlandexpress.com.

The Nominating Committee recommends that the Board nominate the six directors named in this Proxy Statement for reelection at the Annual Meeting.

It is generally the policy of the Nominating Committee to consider stockholder recommendations of proposed director nominees if such recommendations are consistent with the guidelines discussed above and timely received. Such recommendations must be received by the Secretary of the Company at 901 North Kansas Avenue, North Liberty, Iowa 52317, for consideration by the Nominating Committee at least 120 days prior to the first anniversary of the mailing date of the proxy statement for the prior year's Annual Meeting, December 1, 2017, for director candidates to be considered for nomination for election at the 2018 Annual Meeting. In addition, any stockholder director nominee recommendation must include the following information:

•	the proposed nominee's name, qualifications, and the reason for such recommendation;

•	the name and record address of the stockholder(s) proposing such nominee;

•	the number of shares of our common stock that are beneficially owned by such stockholder(s); and

•	a description of any financial or other relationship between the stockholder(s) and such nominee or between the nominee and the Company including any of the Company's subsidiaries.

In order to be considered by the Board, any candidate proposed by one or more stockholders will be required to submit appropriate biographical and other information with detail equivalent to that required of all other director candidates.

Board Diversity. We do not have a formal policy regarding diversity in identifying nominees for directorship. We consider the Board to be diverse in terms of business experience, knowledge, and abilities.

Stockholder Communications. Stockholders may send communications to any director in writing by sending them to the director in care of the Secretary of Heartland Express at 901 North Kansas Avenue, North Liberty, Iowa 52317. The Secretary will forward all such written communications to the director to whom it is addressed.

Code of Ethics. The Board has adopted a code of ethics known as the "Code of Business Conduct and Ethics" that applies to our employees including the principal executive officer, principal financial officer, controller, and persons performing similar functions. In addition, we have adopted a code of ethics known as "Code of Ethics for Senior Financial Officers" that applies to our senior financial officers, including our chief executive officer, chief financial officer and treasurer, controller, and other senior financial officers performing similar functions who have been identified by the chief executive officer. Such code constitutes a "code of ethics" within the meaning of Item 406(b) of Regulation S-K. We make these codes available on our website at www.heartlandexpress.com (and in print to any shareholder who requests them).

Compensation Committee Interlocks and Insider Participation

In 2016, our Compensation Committee was comprised of Dr. Benjamin J. Allen (Chairman), James G. Pratt and Dr. Tahira K. Hira. No member of the Compensation Committee is or has been an officer or employee of the Company, or has or had any relationship with the Company requiring disclosure under Item 404 of SEC Regulation S-K. During 2016, none of our executive officers served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that had one or more executive officers serving as a member of our Board. See "Certain Relationships and Related Transactions" for a description of certain transactions between us and our directors and executive officers, or their affiliates, and "Compensation Discussion and Analysis - Director Compensation Table" and "Compensation Discussion and Analysis - Narrative to Director Compensation Table".

All compensation decisions affecting the executive officers of the Company are made by the Compensation Committee of the Board. The Committee deliberates and votes upon the compensation to be paid to each of the current named executive officers. The Committee receives recommendations from the Company's Chief Executive Officer regarding the compensation of executive officers (other than the Chief Executive Officer).

Compensation Committee Report

Report of the Compensation Committee. In performing its duties, the Compensation Committee, as required by applicable rules and regulations promulgated by the SEC, issues a report recommending to the Board that our Compensation Discussion and Analysis be included in this Proxy Statement. The Report of the Compensation Committee follows.

The Report of the Compensation Committee shall not be deemed to be "soliciting material" or to otherwise be considered "filed" with the SEC, nor shall this report be subject to Regulation 14A or Regulation 14C (other than as indicated) or to the liabilities set forth in Section 18 of the Exchange Act. This report of the Compensation Committee also shall not be deemed to be incorporated by reference into any prior or subsequent filing with the SEC made by us under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference or treat it as soliciting material.

Report of the Compensation Committee

The Compensation Committee of the Board of Directors of Heartland Express, Inc. has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and that the information contained in this report be incorporated by reference into the Heartland Express, Inc. Annual Report on Form 10-K for the year ended December 31, 2016.

By the Members of the Compensation Committee:
Dr. Benjamin J. Allen (Chairman)
James G. Pratt
Dr. Tahira K. Hira

Executive Officers and Other Significant Employees

The following table sets forth summary information about the current executive officers and other significant employees of the Company, except for information regarding Michael J. Gerdin, whose biography is set forth in "Proposal 1 - Election of Directors." The executive officers of the Company are elected on an annual basis by the Board. Our Chief Executive Officer, Chief Financial Officer, our three other most highly compensated executive officers serving at December 31, 2016, are collectively our "Named Executive Officers." Each of our Named Executive Officers for the year ended December 31, 2016, is identifiable in the table below with an asterisk "*".

NAME	AGE	POSITION
Michael J. Gerdin*	47	Chairman of the Board, Chief Executive Officer, President and Director
John P. Cosaert*	69	Executive Vice President of Finance, Treasurer and Chief Financial Officer
Kent D. Rigdon*	53	Vice President of Sales
Christopher A. Strain*	42	Vice President, Controller, and Secretary
Todd A. Trimble*	46	Vice President of Midwestern Operations (November 19, 2016 - present)

John P. Cosaert has served as the Company's Executive Vice President of Finance, Treasurer, and Chief Financial Officer since 1996. From 1986 to 1996 he served as Vice President of Finance and Treasurer of the Company.

Kent D. Rigdon has served as the Company's Vice President of Sales since May 2014. Mr. Rigdon has served in the Company's Sales department since 2002. Including experience with another company, Mr. Rigdon has 28 years of experience with multiple companies in the transportation industry.

Christopher A. Strain has served as the Company's Vice President, Controller, and Secretary since May 2015. Mr. Strain has served in the Company's accounting and finance department since 2007. Prior to joining the Company, Mr. Strain was employed by Deloitte & Touche, LLP, from 1997 to 2007 as a certified public accountant. Mr. Strain is currently an inactive holder of the certified public accountant certification.

Todd A. Trimble has served as the Company's Vice President of Midwestern Operations since November 2016. From October 2015 to October 2016 he served as Vice President of Operations. From 2006 to September 2015 he served as Vice President of Regional Operations. Mr. Trimble has served in the Company's Operations department since 1993.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee is responsible for reviewing and making recommendations to the Board with respect to the Company's general executive compensation policies, including making recommendations to the Board regarding salary, bonus, and incentive compensation. The Compensation Committee currently consists of four directors, all of whom are independent under applicable NASDAQ and SEC rules. During 2016, the Compensation Committee consisted of three directors, all of whom were independent under applicable NASDAQ and SEC rules. The Compensation Committee may designate one or more of its members to perform certain of its duties on its behalf, subject to reporting or ratification by the Compensation Committee as it shall direct. The Compensation Committee receives recommendations from our Chief Executive Officer regarding the compensation of executive officers (other than the Chief Executive Officer).

Compensation Philosophy and Objectives

The Company's executive compensation policies are designed to achieve five primary objectives:

•	attract and retain well-qualified executives who will lead us and inspire superior performance;

•	provide incentives for achievement of consolidated goals and individual performance;

•	provide incentives for achievement of long-term stockholder return;

•	align the interests of management with those of the stockholders to encourage continuing increases in stockholder value; and

•	reward executive officers for creation of stockholder value, contributions to the Company's consolidated financial performance, individual performance, and years of experience.

Elements of Compensation

The components of compensation are intended to accomplish one or more of the compensation objectives discussed above. The Company has traditionally relied on base salaries as the primary source of compensation because it provides our executive officers with stability, allowing them to focus on business objectives and creating stockholder value. Salaries and wages paid are competitive in comparison to industry standards and the local business environment. Bonus incentives and equity–based incentives have been utilized periodically and are discretionary. The payment of such elements is based upon the economic environment and the consolidated operating results. The Company does not implement compensation elements for executive officers and all other employees that would create incentives to take undue risks. The Company has traditionally hired self-motivated employees who are driven by the successes and achievements of the organization.

Base Salary and Benefits. Pursuant to the objectives of attracting and retaining officers with exceptional abilities and talent, annual base salaries are set to provide competitive levels of compensation and reward executive officers for the Company's consolidated performance. The Compensation Committee considers each officer's performance, current compensation, and responsibilities within the Company in setting each officer's base salary. The Compensation Committee does not formally benchmark salary or total executive compensation against the executive compensation of any other company or group of companies. From time to time, the Compensation Committee has considered the form and level of compensation disclosed by other publicly traded truckload carriers, certain other transportation companies, and companies of similar size and market capitalization in general. However, the Compensation Committee does not use a peer group for compensation purposes. The Compensation Committee also considers past individual performance and achievements when establishing base salaries.

Annual Cash Bonus Incentives. Annual cash bonus incentives are periodically used to provide our employees incentives to achieve consolidated goals and to reward our employees for exceptional consolidated performance. Past bonus plans have been based on the percentage increase in growth of our fleet and revenue miles, and maintaining a certain level of customer service. There were no cash bonuses paid during 2016 to the Named Executive Officers.

Long-Term Equity-Based Incentives. A portion of potential compensation is also linked to consolidated performance through equity-based compensation awards, historically in the form of restricted stock awards. Participants in the equity plans have historically included the executive officers and other key personnel. In July, 2011, the stockholders approved the Heartland Express, Inc. 2011 Restricted Stock Award Plan (the "2011 Stock Plan"). The 2011 Stock Plan is administered by the Compensation Committee. In accordance with and subject to the provisions of the 2011 Stock Plan, the Compensation Committee has the authority to determine all provisions of awards of restricted stock, including, without limitation, the employees of the Company who will receive awards, the number of shares awarded to individual employees, the time or times when awards will be granted, restrictions and other conditions (including, for example, the lapse of time) to which the vesting of awards may be subject, and other terms and conditions and form of agreement to be entered into by the Company and employees subject to awards of restricted stock. The Compensation Committee may allocate all or any portion of its responsibilities and powers under the 2011 Stock Plan, with respect to compensation of participants other than the Named Executive Officers, to any one or more of its members, the Chief Executive Officer, or other senior members of management as the Compensation Committee deems appropriate. Per the terms of the awards, employees receiving awards will have all of the rights of a stockholder with respect to the unvested restricted shares including, but not limited to, the right to receive such cash dividends, if any, as may be declared on such shares from time to time and the right to vote such shares at any meeting of stockholders of the Company. All of the executive officers with the exception of Mr. Gerdin, our current Chief Executive Officer, were eligible for awards under the 2011 Stock Plan during 2016.

Stock awards under the equity-based compensation plan are designed to:

•	more closely align executive officer and stockholder interests;

•	reward key employees for building stockholder value; and

•	encourage long-term investment in the Company.

Through the 2011 Stock Plan the Company seeks to provide executive officers and other key employees with incentive to maximize long-term stockholder value. For purposes of making awards to Named Executive Officers the Compensation Committee does not set objective performance-based targets. Rather, the Compensation Committee makes discretionary awards based upon consideration of the following factors individually or collectively: (1) the Company's consolidated operating performance, (2) the executive officer's team-building skills, (3) the executive officer's individual performance, (4) the executive officer's past performance and contributions towards the Company's goals and objectives, and (5) the executive officer's potential with the Company.

Although the Company does not have specific stock ownership guidelines, the Compensation Committee believes that stock ownership by management is beneficial to stockholders.

Tuition Plan. The Company maintains a tuition award program for the children of our full-time office and shop employees, including executive officers. Contributions to the program are based upon our performance. During 2016, the Company contributed $351,600 to the program, based upon 2015 Company performance. Other than payments to Mr. Rigdon and Mr. Trimble, which payments are included in the All Other Compensation column of the Summary Compensation Table, there were no tuition payments to our named executive officers in 2016.

Retirement Plans. The Company had two qualified 401(k) savings plans during 2016 until the GTI 401(k) Plan was merged into the Heartland 401(k) Plan on July 1, 2016. Prior to July 1, 2016, highly compensated employees were not eligible to participate in the Company's 401(k) Plans, with the exception of one employee until his retirement in May 2016. Effective July 1, 2016, one plan now covers all employees of the Company, including highly compensated employees on a limited basis. However, highly compensated employees are not eligible to receive any employer profit sharing or matching contributions. Highly compensated employees are defined by the Internal Revenue Code of 1986, as amended (the "Code"). Our Named Executive Officers were eligible to participate in the forgoing plans but were not eligible to receive, and did not receive, any employer profit sharing or matching contributions during 2016.
Deferred Compensation Plan. The Company has a non-qualified deferred compensation plan ("DC Plan") for employees of Heartland Express, Inc., primarily for those with limited participation in our qualified retirement plan due to being highly compensated employees as determined by Code limitations. We offer this plan to allow employees to set aside a portion of their income for retirement on a pre-tax basis. The DC Plan is unfunded for tax purposes and for purposes of ERISA. The Named Executive Officers are eligible to participate in the DC Plan. We also have the ability to make contributions to the DC Plan, which are discretionary. Discretionary contributions made for Named Executive Officers are subject to the approval of the Compensation Committee. Employees are fully vested in amounts they contribute to the plan but discretionary contributions are unvested and are subject to forfeiture until the employee reaches the age of fifty-five, at which time these contributions vest over the next ten years. Contributions under the DC Plan are intended to attract and retain qualified executives and to reward our executives for contributions to consolidated performance.

Participants may elect to defer up to 100% of their salary, and any cash bonus, if applicable, to the DC Plan. The election to defer compensation under the DC Plan is irrevocable for each plan year as of the beginning of each plan year. Participant contributions are made into a trust account for the purpose of administering and providing for payment of the deferred compensation under this plan. The investment of contributions are self-directed by participants within an established array of money market, equity and fixed income mutual funds. Investment in Heartland Express, Inc. stock is prohibited under the DC Plan. The Company does not pay interest or other earnings on the invested contributions. Earnings are generated by the investments selected by the participants. Therefore earnings on the respective accounts are not deemed to be above-market value. The aggregate earnings on these investments, by each Named Executive Officer who is a participant in the DC Plan, are included in the Nonqualified Deferred Compensation table set forth herein and are attributable to the specific investments selected by each participant. Participants may change the designation of their salary deferral percentage at such times as mutually agreed by the parties. Participants can change their investment designation on a daily basis. Participants elect in advance of the deferral of their compensation when the funds will be distributable. The aggregate vested balances of the participants are distributable, when any of the following occur, based on the participants' individual election: six months following the participant's termination of employment; a change in control (as discussed below in "Compensation Discussion and Analysis - Potential Payments upon Change in Control"); the participant's death or disability; or obtaining retirement age. The DC Plan provides for distributions to be made in either a lump sum amount or installments at the election of the participant.

Compensation Paid to Our Named Executive Officers During 2016

A summary of the Compensation Committee's considerations for setting the compensation for 2016 earned by or paid to those persons who were at any time during 2016 our Named Executive Officers are set forth below. The Compensation Committee evaluates and sets the compensation of the Chief Executive Officer differently than it does the other executive officers.

Compensation of the Chief Executive Officer. Mr. Michael J. Gerdin serves as the Chief Executive Officer. The Compensation Committee recognized Mr. Gerdin's substantial responsibility and contribution to the Company's operating performance, operating margin, revenue and net income growth rates, and attainment of our goals. The Compensation Committee believed that Mr. Gerdin's salary was reasonable compared to similarly situated executives, and that as a direct and indirect holder of a significant amount of the Company's common stock, Mr. Gerdin receives an incentive through exposure to the market value of the Company's common stock and the receipt of any cash dividends payable in respect of the Company's common stock. Thus, the Company's performance directly affected Mr. Gerdin, but not in the form of salary or bonuses. The Compensation Committee approved a $55,000 annual salary increase for Mr. Gerdin in May 2016, in connection with his leadership as Chief Executive Officer and Chairman of the Company. After this increase, Mr. Gerdin's new annual salary became $630,000, which remained his salary through the end of 2016. Mr. Gerdin receives no additional equity or non-equity compensation.

Compensation of The Other Named Executive Officers. The other Named Executive Officers are compensated through salary and periodically through incentive compensation and equity grants. The Compensation Committee relies on the business experience of its members, the historical compensation levels of the Named Executive Officers, and its general understanding of compensation levels at publicly traded companies to determine the compensation levels for Named Executive Officers. The Chief Executive Officer recommends to the Compensation Committee the compensation levels and forms for the other Named Executive Officers. The form of compensation for 2016 was consistent with past years, with compensation consisting primarily of base salary.  We pay base salaries that we believe are competitive in comparison to industry standards and the local business environment. In addition, the Company relies on conservative operating principles and generally does not implement compensation elements for executive officers or other employees that would create incentives to take undue risks. For each of the Named Executive Officers, the Compensation Committee considered, among other things, the financial and operating results during 2015, the duties and responsibilities of each executive, restricted stock awards granted in 2011, 2013, and 2014, as further detailed below, and the length of time each executive has been with the Company, as further described in Named Executive Officer's biography found in "Corporate Governance and the Board of Directors - Named Executive Officers."

Based on the foregoing, and given each Named Executive Officer's individual performance, tenure with the Company, and contribution to the Company's operating performance and goals, the Compensation Committee approved salary increases to five Named Executive Officers as detailed in the table below.

Name and Principal Position	Previous Annualized Salary ($)	New Annualized Salary ($)	Increase ($)
Michael J. Gerdin, Chief Executive Officer, Chairman, President, and Director (1)	575,000	630,000	55,000
John P. Cosaert, Executive Vice President of Finance, Treasurer, and Chief Financial Officer (2)	300,040	310,440	10,400
Kent D. Rigdon, Vice President of Sales (2)	210,600	221,000	10,400
Christopher A. Strain, Vice President, Controller, Secretary (2)	166,400	180,180	13,780
Todd A. Trimble, Vice President of Operations (2)	145,600	151,580	5,980

(1)	Increase effective in May 2016.
(2)	Increases effective in November 2016.

All full-time, non-driver personnel, including our Named Executive Officers (other than our Chief Executive Officer), are eligible for annual cash bonus incentives that we use periodically to reward employees. Past bonus plans have been based on the percentage increase in growth of our fleet and revenue miles, and maintaining a certain level of customer service. There were no cash bonuses paid during 2016 to such Named Executive Officers. The Company did not make any contributions under the DC Plan to our Named Executive Officers in 2016.

Except as provided by the terms of the DC Plan and award notices under the 2011 Stock Plan, whereupon employer contributions to the DC Plan and unvested stock under the 2011 Stock Plan immediately become fully vested in the event of a change of control of our Company, there are generally no employment contracts, termination of employment agreements, change in control agreements, or other arrangements with our executive officers, including our Named Executive Officers, that provide for payment or benefits to any executive officer at, following, or in connection with a change in control of the Company, a change in an executive officer's responsibilities, or an executive officer's termination of employment, including resignation, severance, retirement, or constructive termination. See "Compensation Discussion and Analysis - Potential Payments upon Change in Control" for additional details.

The Role of Stockholder Say-on-Pay Vote. At the Company's 2014 Annual Meeting, the stockholders had the opportunity to cast an advisory vote on the compensation of the executive officers (a "say-on-pay" proposal) as disclosed in our proxy statement for that meeting. Stockholders approved the say-on-pay proposal by the affirmative vote of 99.2% of the shares cast on that proposal. The Compensation Committee believes this affirms stockholders' support of the Company's approach to executive compensation, and did not change its approach to executive compensation following this advisory stockholder vote. A say-on-pay advisory vote has been included as Proposal 3 for the Company's 2017 Annual Meeting. Accordingly, the Compensation Committee will continue to consider the outcome of the Company's say-on-pay proposals when making future compensation decisions for the Named Executive Officers.
During the 2011 Annual Meeting, our stockholders also had the opportunity to cast an advisory vote (a "say-on-frequency" proposal) on how often the Company should include a say-on-pay proposal in its proxy statements for future annual meetings. Stockholders had the choice of voting to have the say-on-pay vote every year, every two years or every three years. The frequency receiving the highest number of votes was every three years. A say-on-pay frequency advisory vote has been included as Proposal 4 for the Company's 2017 Annual Meeting. Accordingly, the Board will consider the outcome for the frequency of future say-on-pay votes.
Compensation Decisions with Respect to 2017. The Compensation Committee annually reviews and considers increases in the base salaries of the Named Executive Officers, as well as the possibility of granting restricted stock awards, based on performance, current compensation, and responsibilities within the Company, as described above. As of March 31, 2017, the Compensation Committee had not considered any changes to the salaries of or equity grants to the Named Executive Officers for 2017. Nevertheless, the Compensation Committee may consider such changes or grants in the future.
Potential Payments upon Change in Control. As noted above, the Company generally does not have any employment contracts, termination of employment agreements, change in control agreements, or other arrangements with any of the Named Executive Officers. However, as discussed above, under certain circumstances in which there is a change in control of the Company, unvested stock under the 2011 Stock Plan and employer contributions to the DC Plan immediately become fully vested, notwithstanding that such shares or contributions may not have otherwise been fully vested. In addition, under the DC Plan upon a change in control, employees can change elections on the timing of distributions, which could result in immediate payment of all contributions.

Generally speaking, and qualified by the terms of the 2011 Stock Plan award notices, a "change in control" under the 2011 Stock Plan occurs if: (i) any person acquires 50% or more of the combined voting power of the Company’s stock, unless after the transaction more than 75% of the acquirer is owned by the Company, one of its subsidiaries, an employee benefit plan sponsored by the Company or one of its subsidiaries, or Ann S. Gerdin or certain of her relatives and affiliates (a "Permitted Holder"), (ii) the incumbent directors (including certain new directors approved by at least 75% of the existing directors) cease to constitute a majority of the Board, (iii) the Company consummates a reorganization, merger, or consolidation, other than one with respect to which a Permitted Holder or group of Permitted Holders owns, after such transaction, more than 75% of the resulting corporation, (iv) the Company sells or liquidates all or substantially all of the assets, other than to a subsidiary, or (v) a going private transaction is consummated, after which greater than 50% of the resulting corporation is owned by Ann S. Gerdin or certain of her relatives and affiliates. Generally speaking, and qualified by the terms of the DC Plan, a "change in control" under the DC Plan occurs if: (i) there is a change in ownership of the Employer, as defined in the DC Plan, (ii) there is an effective change in control of the Employer, or (iii) there is a change in the ownership of a substantial portion of the assets of the Employer.

The estimated value of restricted stock granted under the 2011 Stock Plan and contributions under the DC Plan that would have vested for the Named Executive Officers as of December 31, 2016, under the acceleration scenarios described above is set forth in the table below. The value for the accelerated restricted stock was calculated by multiplying the closing market price of the stock on December 31, 2016 ($20.36) by the number of shares of accelerated restricted stock. Payments upon a change in control under the DC Plan may be made in installments or a lump sum at the election of the participant.

Name	Value of Accelerated Restricted Stock ($)	Value of Accelerated Contributions to Non-Qualified Deferred Compensation Plan ($) (1)
Michael J. Gerdin	—	113,434
John P. Cosaert	—	1,514,130
Kent D. Rigdon	50,900	203,955
Christopher A. Strain	—	160,142
Todd A. Trimble	—	151,089

(1)	This column represents the aggregate vested and unvested deferred compensation account balance at December 31, 2016.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION
PAID TO THE NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth information concerning the total compensation for the fiscal year 2016 awarded to, earned by, or paid to those persons who were our Named Executive Officers. There was no other compensation paid to our Named Executive Officers other than as detailed below.

Name and Principal Position	Year	Salary ($)	All Other Compensation ($)	Total ($)
Michael J. Gerdin, Chief Executive Officer, Chairman, President and Director	2016	610,234	—	610,234
	2015	557,212	—	557,212
	2014	426,923	1,000 (1)	427,923
John P. Cosaert, Executive Vice President of Finance, Treasurer and Chief Financial Officer	2016	301,620	—	301,620
	2015	294,470	—	294,470
	2014	272,500	20,300 (1)	292,800
Kent D. Rigdon, Vice President of Sales	2016	211,940	8,094 (2)	219,894
	2015	206,250	—	206,250
Christopher A. Strain, Vice President, Controller, and Secretary	2016	168,080	—	168,080
	2015	161,200	—	161,200
Todd A. Trimble, Vice President of Midwestern Operations	2016	146,520	21,674 (2)	167,964

(1)
Amounts reflect discretionary company contributions to the DC Plan and related taxes paid on behalf of the Named Executive Officer's vested amounts. See "Summary of Cash and Certain Other Compensation Paid to the Named Executive Officers - Nonqualified Deferred Compensation."

(2)	Amounts reflect payments made under our tuition award program as discussed in the Compensation Discussion and Analysis.

Narrative to Summary Compensation Table

See "Compensation Discussion and Analysis" for a complete description of the compensation plans pursuant to which the amounts listed under the Summary Compensation Table were paid or awarded and the criteria for such award or payment.

Grants of Plan-Based Awards

There were no grants made to the Named Executive Officers during the fiscal year ended December 31, 2016.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning all outstanding equity grants held as of December 31, 2016 by the Named Executive Officers. All outstanding equity awards are restricted shares of the Company's Common Stock. There were no shares forfeited by Named Executive Officers during 2016. Unvested stock under the 2011 Stock Plan immediately becomes fully vested in the event of a change of control of the Company, as described in "Compensation Discussion and Analysis - Potential Payments upon Change in Control."

Stock Awards
Name	Stock Award Grant Date	Number of Shares of Stock That Have Not Vested (1)	Market Value of Shares of Stock That Have Not Vested ($) (2)
Michael J. Gerdin	—	—	—
John P. Cosaert	—	—	—
Kent D. Rigdon	December 15, 2014	2,500	50,900
Christopher A. Strain	—	—	—
Todd A. Trimble	—	—	—

(1)	Remaining stock award granted in 2014 vests in two equal installments on June 1, 2017 and 2018, respectively.
(2)	Market value of unvested stock awards was based on the market closing price of our stock on December 31, 2016, the last trading day of 2016, which was $20.36 per share.

Stock Vested

The following table sets forth information concerning the values realized upon vesting of restricted stock for the fiscal year ended December 31, 2016. The stock awards were contingent upon the recipient’s continued employment with the Company through each vesting date.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)
Michael J. Gerdin	—	—
John P. Cosaert	6,000	110,880
Kent D. Rigdon	1,500	27,720
Christopher A. Strain	2,500	46,200
Todd A. Trimble	2,000	36,960

(1)	Represents restricted stock awards vested on June 1, 2016, upon achieving service requirements. The value realized on vesting was based on the closing price of $18.48 on the June 1, 2016 vesting date.

Nonqualified Deferred Compensation

The following table provides information with respect to the DC Plan as discussed in "Compensation Discussion and Analysis - Elements of Compensation - Deferred Compensation Plan." The amounts shown include compensation earned and deferred in current and prior years, and earnings on, or distributions of, such amounts.

Name	Executive Contributions in 2016 ($)	Aggregate Earnings in 2016 ($)	Aggregate Balance at December 31, 2016 ($)
Michael J. Gerdin	—	31,935	113,434
John P. Cosaert	156,000	114,439	1,514,130
Kent D. Rigdon	15,600	13,372	203,955
Christopher A. Strain	18,386	19,740	160,142
Todd A. Trimble	11,440	11,395	151,089

Narrative to Nonqualified Deferred Compensation

A complete description of the DC Plan is included in "Compensation Discussion and Analysis - Elements of Compensation - Deferred Compensation Plan." Under the terms of the DC Plan, in the event of a change of control of the Company, the employer contributions to this plan immediately become fully vested as described in "Compensation Discussion and Analysis - Potential Payments upon Change in Control."

Director Compensation

The following table provides information concerning the compensation of all directors for the fiscal year ended December 31, 2016. Mr. Gerdin does not receive compensation as a director that is separate from his pay as a Named Executive Officer.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Dr. Benjamin J. Allen	40,598	40,598
James G. Pratt	50,000	50,000
Lawrence D. Crouse (retired in January 2017)	40,000	40,000
Dr. Tahira K. Hira	41,056	41,056
Larry J. Gordon	40,874	40,874

Narrative to Director Compensation Table

All directors are paid an annual cash retainer of $40,000, paid in quarterly installments of $10,000, and no other compensation, with the exception of the Audit Committee chairperson receiving an additional $10,000 per year if he or she has earned certification as a CPA. Mr. Pratt is the Audit Committee chairperson and, as a certified CPA, earned the additional $10,000 in 2016. All directors are also reimbursed for expenses incurred related to travel associated with board meetings. Amounts in excess of $40,000 for all directors excluding Mr. Pratt, relate to expense reimbursements. Mr. Pratt did not receive any expense reimbursement from the Company in 2016. Ms. Brenda S. Neville joined the Board in January 2017.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, MANAGEMENT AND OTHERS

The following table sets forth, as of March 13, 2017, the number and percentage of outstanding shares of common stock beneficially owned by each person known by the Company to beneficially own more than 5% of such stock, by each director and Named Executive Officer of the Company, and by all directors and executive officers of the Company as a group. The percent of ownership is based on 83,336,876 diluted shares of common stock outstanding as of March 13, 2017.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

	Michael J. Gerdin, Chief Executive Officer, Chairman, President and Director
Common Stock	901 North Kansas Avenue, North Liberty, Iowa 52317	34,638,496 (1)	41.6%
	Dr. Benjamin J. Allen, Director
Common Stock	901 North Kansas Avenue, North Liberty, Iowa 52317	1,595	*
	Brenda S. Neville, Director
Common Stock	901 North Kansas Avenue, North Liberty, Iowa 52317	—	—
	James G. Pratt, Director
Common Stock	901 North Kansas Avenue, North Liberty, Iowa 52317	3,000	*
	Dr. Tahira K. Hira, Director
Common Stock	901 North Kansas Avenue, North Liberty, Iowa 52317	—	—
	Larry J. Gordon, Director
Common Stock	151 Stewart Road SW, Pacific, Washington 98047	381,547	*
	John P. Cosaert, Executive Vice President of Finance, Treasurer, and Chief Financial Officer
Common Stock	901 North Kansas Avenue, North Liberty, Iowa 52317	64,814	*
	Kent D. Rigdon, Vice President of Sales
Common Stock	901 North Kansas Avenue, North Liberty, Iowa 52317	3,628	*
	Christopher A. Strain, Vice President, Controller, and Secretary
Common Stock	901 North Kansas Avenue, North Liberty, Iowa 52317	9,625	*
	Todd A. Trimble, Vice President of Midwestern Operations
Common Stock	901 North Kansas Avenue, North Liberty, Iowa 52317	12,100	*
	Angela K. Janssen
Common Stock	901 North Kansas Avenue, North Liberty, Iowa 52317	19,102,428 (2)	22.9%
	Julie J. Durr
Common Stock	901 North Kansas Avenue, North Liberty, Iowa 52317	19,094,615 (3)	22.9%
	BlackRock, Inc.
Common Stock	55 East 52nd Street, New York, New York 10055	5,395,162 (4)	6.5%
	Ann S. Gerdin
Common Stock	901 North Kansas Avenue, North Liberty, Iowa 52317	7,975,128 (5)	9.6%
	Ann S. Gerdin Revocable Trust
Common Stock	901 North Kansas Avenue, North Liberty, Iowa 52317	7,975,128 (6)	9.6%
	2007 Gerdin Heartland Trust
Common Stock	901 North Kansas Avenue, North Liberty, Iowa 52317	5,003,805	6.0%
	2009 Gerdin Heartland Trust, UTA July 15, 2009
Common Stock	901 North Kansas Avenue, North Liberty, Iowa 52317	5,398,814	6.5%
	American Century Investment Management, Inc.
Common Stock	4500 Main Street, 9th Floor, Kansas City, Missouri 64111	9,180,736 (7)	11.0%

All directors and executive officers as a group
Common Stock	(10 individuals)	35,114,805	42.1%

*	Less than one percent (1%)
1
Includes (i) 15,543,881 shares of common stock owned by grantor retained annuity trusts established by Ann S. Gerdin, the mother of Mr. Michael Gerdin (the "GRATS"), of which Mr. Michael Gerdin is trustee, (ii) 35,744 shares owned by four trusts established for the benefit of Mr. Michael Gerdin's children, of which Mr. Michael Gerdin is trustee (the "Michael Gerdin Children’s Trusts"), (iii) 1,936,276 shares of common stock owned by Gerdin Family Investments, LP ("GFI"), of which Mr. Michael Gerdin is a co-general partner, (iv) 681,124 shares of common stock owned directly by Mr. Michael Gerdin, (v) 5,003,805 shares of common stock owned by the 2007 Gerdin Heartland Trust (the "2007 Trust"), of which Mr. Michael Gerdin is a co-trustee, (vi) 5,398,814 shares of common stock owned by the 2009 Gerdin Heartland Trust, UTA July 15, 2009 (the "2009 Trust"), of which Mr. Michael Gerdin is a co-trustee, and (vii) 6,038,852 shares of common stock owned by the Ann S. Gerdin Revocable Trust (the "Ann Gerdin Trust," and with the 2007 Trust and the 2009 Trust collectively, the "Heartland Trusts"), of which Mr. Michael Gerdin is a co-trustee. As the trustee of the GRATS and the Michael Gerdin Children’s Trusts, Mr. Michael Gerdin has sole voting and dispositive power of all shares owned by the GRATS and the Michael Gerdin Children’s Trusts. Mr. Michael Gerdin has no pecuniary interest in any of the shares owned by the GRATS or the Michael Gerdin Children’s Trusts, other than an indirect remainder interest in the GRATS, if any, and disclaims beneficial ownership over such shares. Mr. Michael Gerdin disclaims beneficial ownership of the shares owned by the Heartland Trusts, because as one of three co-trustees of the 2007 Trust and the 2009 Trust, and one of four co-trustees of the Ann Gerdin Trust, he does not have the power to vote or dispose of those shares without the consent of the other co-trustees. Mr. Michael Gerdin disclaims beneficial ownership of the shares owned by GFI, because as one of the co-general partners, he does not have the power to vote or dispose of those shares without the consent of at least one other co-general partner.

2
Includes (i) 35,744 shares owned by four trusts established for the benefit of Ms. Janssen's children, of which Ms. Janssen is trustee (the "Janssen Children’s Trusts"), (ii) 1,936,276 shares of common stock owned by GFI, of which Ms. Janssen is a co-general partner, (iii) 681,124 shares of common stock owned directly by Ms. Janssen, (iv) 5,003,805 shares of common stock owned by the 2007 Trust, of which Ms. Janssen is a co-trustee, (v) 5,398,814 shares of common stock owned by the 2009 Trust, of which Ms. Janssen is a co-trustee, (vi) 6,038,852 shares of common stock owned by the Ann Gerdin Trust, of which Ms. Janssen is a co-trustee, and (vii) 7,813 shares owned by Ms. Janssen's husband. Ms. Janssen has sole voting power and dispositive power over shares owned by the Janssen Children’s Trusts, but has no pecuniary interest in such shares and disclaims beneficial ownership. Ms. Janssen disclaims beneficial ownership of the shares owned by the Heartland Trusts, because as one of three co-trustees of the 2007 Trust and the 2009 Trust, and one of four co-trustees of the Ann Gerdin Trust, she does not have the power to vote or dispose of those shares without the consent of the other co-trustees. Ms. Janssen disclaims beneficial ownership of the shares owned by GFI, because as one of the co-general partners, she does not have the power to vote or dispose of those shares without the consent of at least one other co-general partner.

3
Includes (i) 35,744 shares owned by four trusts established for the benefit of Ms. Durr's children, of which Ms. Durr is trustee (the "Durr Children’s Trusts"), (ii) 1,936,276 shares of common stock owned by GFI, of which Ms. Durr is a co-general partner, (iii) 681,124 shares of common stock owned directly by Ms. Durr, (iv) 5,003,805 shares of common stock owned by the 2007 Trust, of which Ms. Durr is a co-trustee, (v) 5,398,814 shares of common stock owned by the 2009 Trust, of which Ms. Durr is a co-trustee, and (vi) 6,038,852 shares of common stock owned by the Ann Gerdin Trust, of which Ms. Durr is a co-trustee. Ms. Durr has sole voting power and dispositive power over shares owned by the Durr Children’s Trusts, but has no pecuniary interest in such shares and disclaims beneficial ownership. Ms. Durr disclaims beneficial ownership of the shares owned by the Heartland Trusts, because as one of three co-trustees of the 2007 Trust and the 2009 Trust, and one of four co-trustees of the Ann Gerdin Trust, she does not have the power to vote or dispose of those shares without the consent of the other co-trustees. Ms. Durr disclaims beneficial ownership of the shares owned by GFI, because as one of the co-general partners, she does not have the power to vote or dispose of those shares without the consent of at least one other co-general partner.

4
BlackRock, Inc. has sole voting power over 5,279,537 shares and sole dispositive power over 5,395,162 shares. Information for BlackRock, Inc. is based solely upon the Schedule 13G filed with the SEC on January 24, 2017.

5
Includes (i) 6,038,852 shares of common stock owned by the Ann Gerdin Trust and (ii) 1,936,276 shares of common stock owned by GFI, of which the Ann Gerdin Trust is a co-general partner. Beneficial ownership is disclaimed except to the extent of the beneficial owner’s pecuniary interest. As co-general partner of GFI, the Ann Gerdin Trust has shared voting and dispositive power over the shares owned by GFI. Beneficial ownership is disclaimed, because as one of the co-general partners, the Ann Gerdin Trust does not have the power to vote or dispose of those shares without the consent of one other co-general partner.

6
Includes (i) 6,038,852 shares of common stock owned by the Ann Gerdin Trust and (ii) 1,936,276 shares of common stock owned by GFI, of which the Ann Gerdin Trust is a co-general partner. Beneficial ownership is disclaimed except to the extent of the beneficial owner’s pecuniary interest. As co-general partner of GFI, the Ann Gerdin Trust has shared voting and dispositive power over the shares owned by GFI. Beneficial ownership is disclaimed, because as one of the co-general partners, the Ann Gerdin Trust does not have the power to vote or dispose of those shares without the consent of one other co-general partner.

7
American Century Investment Management, Inc. has sole voting power over 9,050,975 shares and sole dispositive power over 9,180,736 shares; American Century Companies, Inc. has sole voting power over 9,050,975 shares and sole dispositive power over 9,180,736 shares; American Century Capitol Portfolios, Inc. has sole voting power over 6,486,233 shares and sole dispositive power over 6,486,233 shares; and Stowers Institute for Medical Research has sole voting power over 9,050,975 shares and sole dispositive power over 9,180,736 shares. Information for the foregoing beneficial owners is based solely upon the Schedule 13G filed with the SEC on February 10, 2017 jointly by American Century Companies, Inc., American Century Capitol Portfolios, Inc., American Century Investment Management, Inc., and Stowers Institute for Medical Research.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all reports that they file under Section 16(a). Based solely upon a review of the copies of such forms furnished to the Company, the Company believes that its officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them during the Company's preceding fiscal year except that John P. Cosaert, Christopher A. Strain and Todd A. Trimble, each filed a late Form 4 with respect to a forfeiture of shares to satisfy a tax withholding obligation associated with a vesting of restricted stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to our Audit Committee Charter, our Audit Committee has established procedures relating to the review, approval, or ratification of any transaction, or any proposed transaction, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any "related person" (as that term is defined in Instruction 1 to Item 404(a) of Regulation S-K) had or will have a direct or indirect material interest ("Interested Transactions"). Upon review of the material facts of all Interested Transactions, the Audit Committee will either approve or disapprove the Interested Transactions, subject to certain exceptions, by taking into account, among other factors it deems appropriate, whether the terms are fair and the extent of the related person's interest in the transaction. No director may participate in any discussion or approval of an Interested Transaction for which he or she is a related party. If an Interested Transaction will be ongoing, the Audit Committee may establish guidelines for management to follow in its ongoing dealings with the related party and then at least annually must review and assess ongoing relationships with the related party. The following Interested Transactions were submitted to the Audit Committee for approval or ratification during 2016.

On November 11, 2013, Heartland Express, Inc. of Iowa (the "Buyer"), our wholly owned subsidiary, entered into a Stock Purchase Agreement, dated November 11, 2013 (the "Stock Purchase Agreement"), with GTI, the stockholders of GTI (the "Sellers"), and Mr. Larry Gordon, in his capacity as Sellers' Representative. GTI was a truckload carrier headquartered near Seattle, Washington, offering primarily asset-based transportation services in the dry van truckload market.

As part of the Stock Purchase Agreement, up to an additional $20.0 million is payable in an earn-out for performance through 2017 with certain maximum amounts payable each year. There was no contingent consideration paid in 2016 related to the 2015 earn-out requirements. At December 31, 2016, the Company estimated there was no potential remaining earn-out liability.

GTI leases terminal facilities for operations under operating leases from certain limited liability companies owned by Larry J. Gordon and related family members and from Gordon Truck Centers, a commercial tractor dealership owned by the aforementioned parties. The various leases expire in 2018 and contain options to renew and options to purchase with the exception of the Pacific, Washington location property.

GTI purchased tractors from and sold tractors and trailers to Gordon Truck Centers. GTI had operating leases for certain revenue equipment and GTI also purchased parts and services from Gordon Truck Centers. The operating leases of revenue equipment expired in June 2016.

The related party payments (receipts) with the above related parties for the year ended December 31, 2016 were as follows:

Description	Amount paid (received) (in millions)
Payments for tractor purchases	$4.3
Receipts for tractor sales	—
Receipts for trailer sales	(0.1)
Revenue equipment lease payments	0.8
Payments for parts and services	1.3
Terminal lease payments	1.9
Terminal lease purchase option payment	—
Total	$8.2

Michael J. Gerdin has served on the Board of Directors of West Bancorporation and West Bank, a wholly owned subsidiary of West Bancorporation, Inc., the financial institution that holds a portion of the Company's deposits, since 2013. The Company has had a banking relationship with West Bank since 2003. At December 31, 2016, we had approximately $9.0 million on deposit with West Bank including dedicated cash balances of $0.3 million which are included in non-current assets per our December 31, 2016 consolidated balance sheet.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected KPMG LLP as the Company's independent registered public accounting firm for the current fiscal year ending December 31, 2017. The Audit Committee has also pre-approved the engagement of KPMG LLP to provide federal tax return preparation, advisory and related services to the Company during 2017 as well as audit of the Company's 401(k) benefit plan. Although ratification by the stockholders of the selection of KPMG LLP as the Company's independent registered public accounting firm is not required by law or by the Bylaws of the Company, the Audit Committee believes it is appropriate to seek stockholders' ratification of this appointment in light of the critical role played by the independent registered public accounting firm in auditing the Company's consolidated financial statements and the effectiveness of internal control over financial reporting. If this selection is not ratified at the Annual Meeting, the Audit Committee intends to reconsider its selection of an independent registered public accounting firm for the fiscal year ending December 31, 2017. Even if the resolution is approved, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit and Other Fees

The following table shows the fees for professional services provided by KPMG LLP, the Company's independent registered public accounting firm, for the audit of our annual financial statements for each of the fiscal years ended December 31, 2016 and 2015, and the review of financial statements included in our quarterly reports on Form 10-Q during those periods, as well as fees billed by KPMG LLP for other services rendered during those periods:

	2016	2015
Audit Fees (1)	$409,100	$436,484
Audit-Related Fees (2)	27,000	26,000
Tax Fees (3)	12,600	12,000
All Other Fees	—	—
Total	$448,700	$474,484

(1)
Audit Fees represent fees billed for professional services rendered by the principal independent registered public accounting firm for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q, audits of internal controls over financial reporting, or services that are normally provided by such accountant in connection with statutory or regulatory filings or engagements for those fiscal years.

(2)	Audit-Related Fees for 2015 and 2016 include fees of $26,000 and $27,000, respectively, associated with the Heartland Express, Inc. of Iowa and GTI 401(k) plans.
(3)	Tax Fees represent fees paid for professional services rendered by the principal independent accountant for tax compliance, tax advice, and tax planning.

Audit Committee Pre-Approval Policy

The Company's Audit Committee approves all audit and non-audit services that KPMG LLP is engaged to perform in advance of any such engagement. There are no other specific policies or procedures relating to the pre-approval of services performed by KPMG LLP. No audit-related, tax, or other non-audit services were approved by the Audit Committee pursuant to the de minimis exception to the pre-approval requirement under Rule 2-01, paragraph (c)(7)(i)(C), of Regulation S-X during the fiscal year ended December 31, 2016.

Audit Committee Review

The Audit Committee has reviewed the services rendered by KPMG LLP during 2016 and has determined that the services rendered are compatible with maintaining the independence of KPMG LLP as the Company's independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

The Audit Committee Report shall not be deemed to be "soliciting material" or to otherwise be considered "filed" with the SEC, nor shall this report be subject to Regulation 14A or Regulation 14C (other than as indicated) or to the liabilities set forth in Section 18 of the Exchange Act. This Audit Committee Report also shall not be deemed to be incorporated by reference into any prior or subsequent filing with the SEC made by us under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference or treat it as soliciting material.

Audit Committee Report for Fiscal 2016

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee's actions are governed by a written charter, which has been adopted by the Board of Directors. All of the members of the Audit Committee are independent as defined by Rule 5605(a)(2) of NASDAQ's listing standards, and also meet the additional independence and other requirements for audit committee membership under Rule 5605(c)(2) of those standards. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee does not prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements. Rather, the Company’s management has primary responsibility for the Company’s financial statements and the overall reporting process, including maintenance of the Company’s system of internal controls. In its capacity as the Company's independent registered public accounting firm, KPMG LLP is responsible for conducting an independent audit of the Company’s financial statements and the Company’s internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board ("PCAOB") and issuing reports thereon.

In performing its duties, the Audit Committee has discussed the Company's financial statements, management's assessment of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting with management and KPMG LLP and, in issuing this report, has relied upon the responses and information provided to the Audit Committee by management and KPMG LLP. For the fiscal year ended December 31, 2016, the Audit Committee (i) reviewed and discussed the audited financial statements, management's assessment of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting with management and KPMG LLP; (ii) reviewed with KPMG LLP its judgment as to the quality and appropriateness of the Company’s accounting principles and the adequacy of the Company’s financial statement disclosures, (iii) discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees issued by the PCAOB, (iv) received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG's communications with the Audit Committee concerning independence, (v) considered the compatibility of non-audit services with KPMG LLP's independence, and (vi) discussed with KPMG LLP its independence. During 2016 the Audit Committee also: (i) reviewed with management the Company's major financial risk exposures and steps management had taken to monitor and control such exposure, (ii) reviewed the effectiveness of the Company’s systems for monitoring compliance with laws, regulations and the Company’s business conduct policies, (iii) reviewed in advance all transactions the Company entered into with related parties which would require disclosure under Item 404 of Regulation S-K, and (iv) reviewed and reassessed the adequacy of the Audit Committee's charter. The Audit Committee or Audit Committee Chairman met with representatives of the independent registered public accounting firm without management or other persons present two times during 2016.

Based on the foregoing reviews and meetings, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the SEC.

By the Members of the Audit Committee:
James G. Pratt, Chairman
Dr. Benjamin J. Allen
Dr. Tahira K. Hira

PROPOSAL 3

NON-BINDING, ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC), we are including in this Proxy Statement a separate resolution, subject to stockholder vote, to approve, in a non-binding vote, the compensation of our Named Executive Officers as disclosed in this Proxy Statement. We urge stockholders to read the "Compensation Discussion and Analysis" of this Proxy Statement for more information on our executive compensation policies and procedures. The Board has previously approved the 2016 compensation.
The following resolution is submitted for stockholder approval:

"RESOLVED, that the stockholders approve, in an advisory, non-binding vote, the compensation of the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion."

Approval of this resolution requires the number of votes cast for the proposal to exceed the number of votes cast against the proposal at the Annual Meeting. In tabulating this vote, abstentions will be disregarded and have no effect on the outcome of the vote. While this say-on-pay vote is required, as provided in Section 14A of the Exchange Act, it is not binding on the Board and may not be construed as overruling any decision by the Board. However, the Compensation Committee will take into account the outcome of the votes when considering future compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE NON-BINDING APPROVAL OF COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4

NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION VOTES

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC), we are including in this proxy statement a separate resolution to request our stockholders to recommend, in a non-binding vote, whether a non-binding stockholder vote to approve the compensation of our Named Executive Officers (that is, a vote similar to the non-binding vote in Proposal 3 above) should occur every one, two, or three years.

We believe an annual frequency is most consistent with our approach to compensation. Our reasons include our beliefs that:

•
an annual advisory vote cycle gives our Board more frequent feedback and the opportunity to thoughtfully consider the results of the advisory vote regarding Named Executive Officer compensation and to implement any desired changes to our Named Executive Officer compensation policies and procedures;

•	an annual advisory vote cycle will provide our stockholders sufficient time to evaluate the effectiveness of our Named Executive Officer compensation strategies and our related performance;

•	annual votes are consistent with market preferences; and

•
one of the key objectives of compensation to our Named Executive Officers is to align the interests of management with those of the stockholders to encourage continuing increases in stockholder value and long-term stockholder return and an annual vote providing us feedback on meeting those objectives.

Our Board recommends you vote "one year" with respect to the frequency of a non-binding stockholder vote to approve the compensation of our Named Executive Officers in respect to this Proposal 4. The voting frequency option that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on our Board or the Company, our Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF A "ONE YEAR" FREQUENCY OF A SHAREHOLDER, NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 5
VOTE ON STOCKHOLDER PROPOSAL REGARDING MAJORITY VOTING FOR THE ELECTION OF DIRECTORS
The Company was notified by the California State Teachers' Retirement System ("CalSTRS"), 100 Waterfront Place, MS-04, West Sacramento, CA 95605-2807, that it intends to present a proposal for consideration at the Annual Meeting regarding majority voting in uncontested director elections. If CalSTRS, or representative who is qualified under applicable requirements, is present at the Annual Meeting and submits the proposal for a vote, then the proposal will be voted upon. CalSTRS has submitted documentation indicating that it is the beneficial owner of at least $2,000 of the Company's common stock.
In accordance with applicable proxy regulations, CalSTRS' proposed resolution and supporting statement are set forth below in the form that the Company received it:
Be it Resolved:
That the shareholders of Heartland Express, Inc. hereby request that the Board of Directors initiate the appropriate process to amend the Company's articles of incorporation and/or bylaws to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.
Supporting Statement:
In order to provide shareholders a meaningful role in director elections, the Company's current director election standard should be changed from a plurality vote standard to a majority vote standard. The majority vote standard is the most appropriate voting standard for director elections where only board nominated candidates are on the ballot, and it will establish a challenging vote standard for board nominees to improve the performance of individual directors and entire boards. Under the Company's current voting system, a nominee for the board can be elected with as little as a single affirmative vote, because "withheld" votes have no legal effect. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be re-elected and continue to serve as a representative for the shareholders.
In response to strong shareholder support a substantial number of the nation's leading companies have adopted a majority vote standard in company bylaws or articles of incorporation. In fact, more than 94% of the companies in the S&P 500 have adopted majority voting for uncontested elections. We believe the Company needs to join the growing list of companies that have already adopted this standard.
CalSTRS is a long-term shareholder of the Company and we believe that accountability is of upmost importance. We believe the plurality vote standard currently in place at the Company completely disenfranchises shareholders and makes the shareholder's role in director elections meaningless. Majority voting in director elections will empower shareholders with the ability to remove poorly performing directors and increase the directors' accountability to the owners of the Company, its shareholders. In addition, those directors who receive the majority support from shareholders will know they have the backing of the very shareholders they represent. We therefore ask you to join us in requesting that the Board of Directors promptly adopt the majority vote standard for director elections.
Please vote FOR this proposal.
For the reasons set out below,
THE BOARD RECOMMENDS A VOTE "AGAINST" THE STOCKHOLDER MAJORITY VOTING PROPOSAL.
The Board's Statement in Opposition
Under our Bylaws, directors are elected under a plurality voting standard. A plurality voting standard for the election of directors is the default standard under Nevada law. The plurality vote standard assures that we avoid "failed elections" (where directors fail to achieve the votes necessary to be elected and thus create vacancies on our board). A failed election introduces unnecessary legal uncertainty and risk to our director election process as vacancies on the Board could result in our inability to comply with certain NASDAQ listing requirements or other securities regulations. This includes regulations related to director independence, committee composition and the maintenance of an audit committee member with the requisite financial expertise.
The Board thus believes that our current nominating and voting procedures for director election under a plurality standard should be maintained in order to provide the Board with the flexibility to appropriately respond to stockholder interests without the risk of potential corporate governance complications arising from failed elections.
First, our stockholders have voted overwhelmingly in favor of electing each of our directors in regular elections, which we believe is reflective of our governance practices and industry leading performance. Since 2013, each of the directors nominated by our Board has received affirmative votes in favor of their election from more than 92% of the votes cast. In other words, the vast majority of our stockholders, who now can currently express dissatisfaction with an incumbent director's performance by withholding their vote in the ordinary course, have rarely done so.
Second, the Nominating Committee is tasked with evaluating and recommending nominees for election to the Board. As part of the practice, and before making recommendations to the Board, the Nominating Committee reviews and considers prior stockholder approval levels for the particular nominee, individual director experience with the Company and industry, and financial and other relevant expertise. Stockholders who are truly dissatisfied with incumbent directors are empowered to recommend candidates to the Nominating Committee and in accordance with the Company's procedures may make their own nominations to our board as described under "Committees of the Board and Other Corporate Governance Matters."
Third, we believe the change to majority voting adds undue additional costs and administrative time and effort to restate our corporate By-laws. We have a history of controlling non-essential costs, which is one of the fundamental tenets of our operating philosophy, and we believe supporting this approval would be incurring non-essential costs for the reasons set out above.
For the foregoing reasons, the Board has concluded that this stockholder proposal is not in the best interests of our stockholders.
THE BOARD RECOMMENDS A VOTE "AGAINST" THE STOCKHOLDER MAJORITY VOTING PROPOSAL.

PROPOSALS BY STOCKHOLDERS

Stockholder proposals intended to be presented at the 2018 Annual Meeting must be received by the Company on or before December 1, 2017, to be eligible for inclusion in the Company's proxy materials relating to the meeting. If, however, the date of the 2018 Annual Meeting is more than thirty days before or after May 11, 2018, then the deadline for submitting any such stockholder proposal for inclusion in the proxy materials relating to the 2018 Annual Meeting shall be a reasonable time before we begin to print or mail such proxy materials. The inclusion of any such stockholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, including Rule 14a-8.
The Company must receive in writing any stockholder proposals intended to be considered at its 2018 Annual Meeting, but not included in the Company's proxy materials relating to the meeting, by February 14, 2018. Any such proposal received after February 14, 2018 is untimely. Pursuant to Rule 14(a)-4(c)(1) under the Exchange Act, the proxy holders designated by an executed proxy in the form accompanying the Company's 2018 proxy statement will have discretionary authority to vote on any stockholder proposal that is considered at the 2017 Annual Meeting, but not received on or prior to the deadline described above.

Proposals must concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations, and our Bylaws, committee charters, and policies, and must otherwise comply with Rule 14a-8 of the Exchange Act and we reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements. All stockholder proposals should be sent via certified mail, return receipt requested, and addressed to Christopher A. Strain, Secretary, Heartland Express, Inc., 901 North Kansas Avenue, North Liberty, Iowa 52317.

OTHER MATTERS

The Board does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matters do properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their judgment. The proxy will also have the power to vote for the adjournment of the meeting from time to time.

By order of the Board of Directors
/s/ Michael J. Gerdin
Michael J. Gerdin
Chairman of the Board
March 31, 2017
North Liberty, Iowa

HEARTLAND EXPRESS, INC.
901 N KANSAS AVENUE
NORTH LIBERTY, Iowa 52317-4726
Attn: Christopher A. Strain

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 M. Gerdin 02 L. Gordon 03 B. Allen 04 B. Neville 05 J. Pratt
06 T. Hira

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2 Ratification of the appointment of KPMG LLP as the Independent Registered Public Accounting Firm of the Company for 2017.	☐	☐	☐
3 Advisory vote on named executive officer compensation.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
4 Advisory vote on the frequency of future executive compensation votes.	☐	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:

	For	Against	Abstain
5 Proposal submitted by a stockholder regarding majority voting for the election of directors.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as name(s) appear(s) on this Proxy. Joint owners should each sign personally. Corporation Proxies should be signed by an authorized officer. When signing as executors, administrators, trustees, etc., give full title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000321539_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report are available at www.proxyvote.com.

HEARTLAND EXPRESS, INC.
Annual Meeting of Stockholders
May 11, 2017 8:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints M. Gerdin and J. Pratt as Proxies, each with the power to appoint his substitution, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of Heartland Express, Inc. held of record by the undersigned on March 13, 2017 at the annual meeting of stockholders to be held at 8:00 AM, CDT on May 11, 2017 or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If No Direction is Made, this Proxy will be Voted FOR the nominees set forth in proposal 1, FOR proposal 2, FOR proposal 3, 1 Year on proposal 4, and AGAINST proposal 5.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000321539_2 R1.0.1.15